UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

E*TRADE Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

135 East 57th Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 521-4300

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 14, 2008, U.S. Raptor Three, Inc., a Delaware corporation (the “Seller”), which is a wholly owned subsidiary of E*TRADE Financial Corporation, a Delaware corporation (“E*TRADE”), entered into a Stock Purchase Agreement (the “Agreement”) with The Bank of Nova Scotia, a Canadian chartered bank (the “Purchaser”). Under the terms of and subject to the conditions set forth in the Agreement, the Seller agreed to sell all of its shares in 3045175 Nova Scotia Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of the Seller (the “Company”), to the Purchaser for approximately $442 million in cash. The purchase price is subject to adjustment based upon the amount of net equity in the Company on the closing date of the transaction. In connection with the Agreement, E*TRADE entered into a Guarantee and Support Agreement (the “Guarantee”), in favor of the Purchaser, on July 14, 2008.

The Agreement

Pursuant to the terms of the Agreement, at the closing, the Purchaser will acquire all of the issued and outstanding capital stock of the Company from the Seller. Certain intellectual property and technology assets will not be included in the sale, although a subsidiary of the Company will retain certain rights to use these assets.

The Agreement has been approved by the board of directors of each of the Purchaser and the Seller and by E*TRADE in its capacity as the sole stockholder of the Seller.

The Purchaser and the Seller have made certain customary representations and warranties to each other in the Agreement. The assertions embodied in those representations and warranties were made solely for the purposes of the agreement between the Purchaser and the Seller, and are be subject to certain qualifications and limitations agreed to by each of them in connection with negotiating the terms of the Agreement.

The Purchaser and the Seller have also made customary covenants in the Agreement, including, among others, covenants (i) to conduct the Company’s business in the ordinary course of business during the interim period between the execution of the Agreement and the closing, (ii) governing access to the books and records and customer information relating to the business and (iii) restricting the Purchaser and its affiliates and the Seller and its affiliates from conducting certain competing businesses for a specified period post-closing. The Purchaser and the Seller have also made certain covenants regarding the use of the electronic securities order routing and trading network commonly referred to as the “E*TRADE Network” (the “ETN”) and certain intellectual property rights relating to the ETN, as well as the use of the E*TRADE brand and related trademarks in Canada. The Purchaser and the Seller have also agreed to use their respective reasonable best efforts prior to the closing to finalize an agreement with respect to the transitional services to be provided by the Purchaser and the Seller (or their respective affiliates) to each other for a period of time following the closing.

The consummation of the transaction is subject to certain customary conditions, including, among others, (i) the absence of any law or injunction of a governmental authority preventing the closing, (ii) obtaining certain consents and approvals from governmental authorities, including approval or the termination, expiration or waiver of the applicable waiting period under the Competition Act (Canada), (iii) subject to certain exceptions, the accuracy of the representations and warranties of each party, (iv) material compliance of each party with its agreements, covenants and obligations and (v) no business material adverse effect (as defined in the Agreement) having occurred with respect to the Company and its subsidiaries.

The Agreement contains customary termination rights for both the Purchaser and the Seller, as well as customary reciprocal post-closing indemnities.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated in this report by reference.

On July 14, 2008, E*TRADE issued a press release announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the terms of the Guarantee, E*TRADE has irrevocably and unconditionally guaranteed the payment and performance obligations of the Seller under the Agreement. In addition, E*TRADE has agreed to be bound by certain non-compete and non-solicit covenants in the Agreement as well as certain restrictions on the use, sale or license of the ETN and the use of the E*TRADE brand and related trademarks in Canada.

The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Guarantee, a copy of which is filed as Exhibit 10.1 hereto and is incorporated in this report by reference.

Cautionary Statements

The Agreement and the Guarantee have been included to provide investors with information regarding its terms. Except for their status as the contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described above, neither the Agreement nor the Guarantee is intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in each of the Agreement and the Guarantee are qualified, including by information in the exhibits and schedules referenced in the Agreement that the Seller delivered in connection with the execution of the Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to each of the Agreement and the Guarantee, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Stock Purchase Agreement, dated as of July 14, 2008, between The Bank of Nova Scotia and U.S. Raptor Three, Inc.

Exhibit 10.1	Guarantee and Support Agreement, dated as of July 14, 2008, by E*TRADE Financial Corporation in favor of The Bank of Nova Scotia

Exhibit 99.1	Press Release, dated July 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, E*TRADE has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

By:	/s/ Russell S. Elmer
	Name:	Russell S. Elmer
	Title:	General Counsel and Corporate Secretary

Date: July 16, 2008